Page 5 of 6 Pages


                  			    EXHIBIT INDEX


Page No.	  Identification and Classification of the Subsidiary
6	        	Which Acquired the Security Being Reported on by the
		         Parent Holding Company


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                                                    Page 6 of 6 Pages


                    			       EXHIBIT


	      Identification of the Relevant Subsidiary


Aetna Life Insurance Company, an insurance company and wholly-owned subsidiary of Aetna Life and Casualty Company.

	    40,800 shares of 7.60% Cumulative Preferred; Par $100 15,300 shares of 7 6/10% Cumulative Preferred; Par $100